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Exhibit 99.2
                                  EXHIBIT B

                            JOINT FILING AGREEMENT

     The undersigned acknowledge and agree that the foregoing statement on
Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.

Dated this 16th day of March, 2000.


                                            The TCW Group, Inc.

                                            By:  /s/ Philip K. Holl
                                                -------------------------
                                                 Philip K. Holl
                                                 Authorized Signatory







                                            Robert Day

                                            By:  /s/ Philip K. Holl
                                                -------------------------
                                                 Philip K. Holl
                                                 Under Power of Attorney dated
                                                 January 19, 2000, on File with
                                                 Schedule 13G Amendment No. 2
                                                 for J. Baker, Inc. dated
                                                 January 20, 2000.



                                     B-1